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                                                                   EXHIBIT 16(a)

                               POWER OF ATTORNEY

                         Metropolitan Series Fund, Inc.
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     KNOW ALL MEN BY THESE PRESENTS, that I, an officer of Metropolitan Series
Fund, Inc. (the "Corporation"), do hereby appoint Jeffrey J. Hodgman, Christopher P. Nicholas, Robin Wagner and Patricia S. Worthington and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by the Corporation under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may do or cause to be done by virtue hereof. Each of said attorneys-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th  day of December,
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1996.

                                     /s/ Bradford W. White
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                                     Bradford W. White